Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of Forest City Realty Trust, Inc. of our report dated March 27, 2013, relating to our audit of the financial statements of Uptown Housing Partners, LP, for the year ended December 31, 2012, which appear in the Annual Report on Form 10-K of Forest City Enterprises, Inc. for the year ended December 31, 2014.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ McGladrey LLP
Cleveland, Ohio
August 21, 2015